  EXHIBIT 10.2

GUARANTY

January 13, 2022

1. Guaranty.  For value received, and as an inducement to the extension of credit to NEW RISE PROCESSING RENO, LLC, a Nevada limited liability company (the “Borrower”), located at 14830 Kivett Ln, Reno, NV 89521, RESC RENEWABLE HOLDINGS, LLC, a Nevada limited liability company (“Guarantor”) located at 14830 Kivett Ln, Reno, NV 89521, hereby absolutely, irrevocably and unconditionally, jointly and severally, guarantees to VIKING ENERGY GROUP, INC., a Nevada corporation (“Lender”), the full and punctual payment when due (whether by acceleration or otherwise), of the indebtedness of Borrower to Lender evidenced by that certain Promissory Note dated January 13, 2022, and payable to Lender in the original principal amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Note”).  This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent because the amount of the Guaranteed Debt may fluctuate from time to time or for any other reason.

2. Definitions.  As used herein, the following terms shall have the meanings set forth below:

(a) The term “Guaranteed Debt” shall mean the debt evidenced by the Note.

(d) The term “Obligations” shall mean all obligations and indebtedness of Borrower above guaranteed by Guarantors, and shall include (i) interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Borrower or (b) the obligations and indebtedness of Borrower above guaranteed shall cease to exist by operation of law or for any other reason, and (ii) reasonable attorneys’ fees and expenses and other reasonable fees and expenses incurred by Lender in enforcing the terms of the Note or any documents, instruments or agreements securing payment thereof, or collecting any of the Obligations.

3. Term.  The obligations of the Guarantors as to the Obligations shall continue in full force and effect against each Guarantor for the unpaid balance guaranteed hereby until same is fully and finally paid; whereupon, subject to the provisions of Section 11 hereof which shall expressly survive termination of this Guaranty, this Guaranty shall terminate automatically without further action.

4. Primary Liability of Guarantors.  This is a guaranty of payment, not of collection, and each Guarantor acknowledges that Lender is not required, as a condition to establishing Guarantor's liability hereunder, to proceed against any person or entity (including Borrower) or against any security or collateral to which Lender is entitled to look for payment or performance of the Obligations.  Each Guarantor agrees that neither bankruptcy, insolvency, insanity, death, minority, other disability, cessation of existence or dissolution of Borrower, any party acting for or on behalf of Borrower in connection with the Obligations or any other guarantor now or hereafter existing or occurring; nor any allegation of usury, failure of consideration, or forgery, whether or not known to Lender (even though rendering all or any part of the Obligations void or unenforceable or uncollectible as against Borrower or any other guarantor) shall in any manner impair, affect, or release the liability of Guarantor hereunder, and Guarantor shall be and remain fully liable hereunder.

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5. Waiver of Subrogation.  Until such time as the Obligations are paid in full, Guarantor hereby irrevocably waives any claim or other rights which it may acquire against Borrower that arise from Guarantor’s obligations under this Guaranty or any other document, instrument or agreement executed in connection herewith.

6. Waiver of Suretyship Rights.  By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code, as same may be amended from time to time.

7. Additional Waivers.  Guarantor hereby waives (a) notice of acceptance hereof; (b) grace, demand, presentment, and protest with respect to the Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of or as to grace, demand, presentment and protest; (d) notice of any right to consent or object to the assignment of any interest in the Obligations, the creation, advancement, accrual, renewal, increase, extension or rearrangement of the Obligations and the amendment and/or modification of any of the instruments, agreements and documents executed in connection with the Obligations; (e) notice of intent to accelerate, and/or notice of acceleration of, the Obligations; (f) filing of suit and diligence in collection or enforcement of the Obligations; and (g) any other notice regarding the Obligations.

8. Release of Collateral, Parties Liable, etc.  Guarantor agrees that Lender may at any time, and from time to time, at Lender's discretion and with or without notice or consideration to or consent from any party: (a) allow substitution or withdrawal of any collateral or other security for the Obligations; (b) sell, exchange, release, subordinate its lien on, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure or securing the Obligations or any liabilities incurred directly or indirectly hereunder or any offset against any of said liabilities; (c) release any party liable on the Obligations including Borrower or any guarantor; (d) extend, renew or rearrange all or any part of the Obligations at any time and from time to time, whether or not for a term or terms in excess of the original term thereof; (e) modify or amend any of the instruments, agreements, or documents executed in connection with the Obligations; or (f) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting.  Any of such actions may be taken without impairing or diminishing the obligations of Guarantor hereunder.  The liability of Guarantor shall not be impaired or reduced by any failure, refusal, or neglect to collect the Obligations, or by loss or subordination of any other collateral or guaranty, or by the existence of any indebtedness of Borrower to Lender other than the Obligations.  In addition, the liability of Guarantor shall not be impaired or reduced by the taking of any other security or guaranty for the Obligations in addition to the security or guaranties presently existing.

9. Limit of Liability.  Notwithstanding any provision hereof to the contrary, the Guarantors shall be liable under the Guaranty only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

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10. Solvency; No Fraudulent Transfer; Availability of Information to Guarantor. As of the date of this Guaranty, each Guarantor (i) is solvent with assets of a value that exceeds the amounts of his or its liabilities, (ii) is able to meet his or its debts as they mature, and (iii) in his or its reasonable opinion, has adequate capital to conduct the businesses in which he or it is engaged.  The value of the consideration received and to be received by Guarantor in connection with the Obligations is reasonably worth at least as much as the liabilities and obligations of Guarantor incurred or arising under this Guaranty and all related papers and arrangements.  Guarantor (a) has had full and complete access to the underlying documents and instruments relating to the Obligations and all other documents and instruments executed by Borrower or any other person in connection therewith, (b) has reviewed them and is fully aware of the meaning and effect of their contents, (c) is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal, and (d) has determined that his or its liabilities and obligations hereunder may reasonably be expected to substantially benefit Guarantor directly or indirectly.  Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower's financial condition, and is not depending on Lender to provide such information, now or in the future.  Guarantor agrees that Lender shall not have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information.

11. Application of Payments; Reinstatement of Guaranty.  Lender may apply any payments received from any source against that portion of the Obligations (principal, interest, court costs, attorneys’ fees or other) in such priority and fashion as Lender may deem appropriate.  Guarantor agrees that, if at any time all or any part of any payment previously applied by a Lender to the Obligations is or must be returned by any Lender or is recovered from any Lender for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made.  Guarantor hereby agrees to indemnify Lender and its respective agents against, and to save and hold them harmless from, any required return by any of them, or recovery from any of them, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.  The provisions of this Section 11 shall survive any termination or release of this Guaranty.

12. Venue; Attorneys’ Fees.  If it becomes necessary to enforce this Guaranty by legal action, each Guarantor hereby WAIVES the right to be sued in the county or state of Guarantor’s principal place of business or chief executive office or in the state of its domicile, and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Houston, Harris County, Texas.  Each Guarantor unconditionally agrees to pay all reasonable collection expenses including court costs and reasonable attorneys' fees if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through bankruptcy or any judicial proceedings.

13. Cumulative Rights.  All rights of Lender hereunder or otherwise arising under any documents executed in connection with or as security for the Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Lender and without affecting or impairing the liability of Guarantor.

14. Applicable Law.  This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.  Wherever possible each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty or application thereof shall be prohibited by or be invalid under such law, such provision or application as the case may be shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or other applications or the remaining provisions of this Guaranty.

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15. Assigns.  This Guaranty is intended for and shall inure to the benefit of Lender and its respective successors and assigns.

(a) Notices.  Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received three (3) days after deposit thereof in writing, in the U.S. mail, postage prepaid, certified mail, return receipt requested, and addressed to Guarantor at the address of Guarantor then appearing on the records of Lender; but actual notice or demand, however given or received, shall always be effective and email notice to Guarantor.

16. No Waiver of Right of Remedies.  No failure or delay by Lender in exercising any right, power, or privilege given by any provision of this Agreement shall operate as a waiver of the provision.  Additionally, no single or partial exercise of any right, power, or privilege shall preclude any other or further exercise of that or any other right, power, or privilege.

 SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, THIS GUARANTY HAS BEEN EXECUTED effective as of January 13, 2022.

GUARANTOR:

RESC RENEWABLES HOLDINGS, LLC, a Nevada limited liability company

By:	/s/ Randy Soule
Randy Soule, Manager

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